Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Full House Resorts, Inc. (the "Company"), through its wholly-owned subsidiary FHR-Colorado, LLC, acquired Bronco Billy's Hotel and Casino ("Bronco Billy's") from Pioneer Group, Inc. for approximately $31.1 million on May 13, 2016. The acquisition was financed primarily through a $35 million increase in our term loan facilities.

The following unaudited pro forma condensed combined financial information, including the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations as of and for the three months ended March 31, 2016, and for the year ended December 31, 2015, were derived by adjusting the historical financial statements of the Company to give effect to the acquisition of Bronco Billy's and the related financing transactions.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. The unaudited pro forma condensed combined balance sheets are presented as if the transaction had occurred on March 31, 2016, and the unaudited pro forma condensed combined statements of operations are presented as if the transaction had occurred on January 1, 2015.

The unaudited pro forma financial information has been prepared by our management and the assumptions and estimates underlying the unaudited adjustments are described in the accompanying notes. They should be read together with the Company's historical consolidated financial statements, which are included in the Full House Resorts, Inc. 2015 Annual Report on Form 10-K filed on March 30, 2016, the latest quarterly report on Form 10-Q filed on May 5, 2016, and Pioneer Group, Inc. and Subsidiary's historical information included herein.

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2016
(In thousands)

	Historical

	Full House Resorts, Inc.	Pioneer Group, Inc. & Subsidiary	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and equivalents	$13,115	$3,060	$3,615	(a)	$19,790
Restricted cash	569	—	—		569
Accounts receivable, net	1,271	384	(153)	(b)	1,502
Prepaids, inventories and other	4,246	561	(305)	(b)	4,502
Acquisition deposit	2,500	—	(2,500)	(b)	—
	21,701	4,005	657		26,363
Property and equipment, net	97,401	18,176	(1,982)	(c)	113,595
Other long-term assets
Goodwill	16,480	—	4,649	(e)	21,129
Intangible assets, net	2,202	—	9,300	(d)	11,502
Deposits and other	639	273	(273)	(j)	528
			(111)	(p)
	19,321	273	13,565		33,159
Total assets	$138,423	$22,454	$12,240		$173,117

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,910	$1,311	$(1,011)	(b)	$4,210
Accrued payroll and other	6,837	1,970	(265)	(b)	8,542
Deferred tax	985	—	—		985
Current portion of long-term debt	4,500	1,252	(1,252)	(f)	2,250
			(2,250)	(f)
Current portion of capital lease obligation	346	—	—		346
Total current liabilities	16,578	4,533	(4,778)		16,333

Warrant liability	—	—	574	(g)	574
Long-term debt, net of current portion	59,476	2,638	30,449	(f)	94,677
			2,250	(f)
			(136)	(i)

Capital lease obligation, net of current portion	5,673	—	—		5,673
Deferred tax	446	—	—		446
Total long-term liabilities	82,173	7,171	28,359		117,703

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2016
(In thousands)
(Continued)

	Historical

	Full House Resorts, Inc.	Pioneer Group, Inc. & Subsidiary	Pro Forma Adjustments	Notes	Pro Forma Combined
Commitments and contingencies
Stockholders’ equity
Common stock	2	1,261	(1,261)	(k)	2
Additional paid-in capital	46,278	—	—		46,278
Treasury stock	(1,654)	(2,849)	2,849	(k)	(1,654)
Retained earnings	11,624	16,871	(17,707)	(k)	10,788
Total stockholders' equity	56,250	15,283	(16,119)		55,414
Total liabilities and stockholders' equity	$138,423	$22,454	$12,240		$173,117

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2016
(In thousands, except per share data)

	Historical

	Full House Resorts, Inc.	Pioneer Group, Inc. & Subsidiary	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues
Casino	$29,130	$5,796	$—		$34,926
Food and beverage	6,229	1,052	—		7,281
Hotel	1,965	105	—		2,070
Other operations	739	67	—		806
Gross Revenues	38,063	7,020	—		45,083
Less: Promotional allowances	(6,056)	(1,110)	—		(7,166)
Net Revenues	32,007	5,910	—		37,917
Operating Costs and Expenses
Casino	14,685	2,179	—		16,864
Food and beverage	1,966	1,333	—		3,299
Hotel	202	43	—		245
Other operations	303	11	—		314
Selling, general and administrative	11,340	1,702	(45)	(l)	12,997
Project development, acquisition costs and other	287	58	(110)	(n)	235
Depreciation and amortization	1,693	463	(28)	(c)	2,128
	30,476	5,789	(183)		36,082
Operating Income	1,531	121	183		1,835
Other (Expense) Income, Net
Interest expense, net of capitalized interest	(1,762)	(33)	(1,595)	(h)	(3,390)
Other	—	—	4	(j)	4
	(1,762)	(33)	(1,591)		(3,386)
Income (Loss) Before Income Taxes	(231)	88	(1,408)		(1,551)
Income tax expense	99	—	87	(m)	186
Net Income (Loss)	$(330)	$88	$(1,495)		$(1,737)
Basic and diluted loss per share	$(0.02)	n/a	n/a		$(0.09)
Basic and diluted weighted average number of common shares outstanding	18,969	n/a	n/a		18,969

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2015
(In thousands, except per share data)

	Historical

	Full House Resorts, Inc.	Pioneer Group, Inc. & Subsidiary	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues
Casino	$111,920	$27,704	$(3,821)	(o)	$135,803
Food and beverage	25,222	2,194	2,271	(o)	29,687
Hotel	6,675	381	32	(o)	7,088
Other operations	3,811	349	24	(o)	4,184
Gross Revenues	147,628	30,628	(1,494)		176,762
Less: Promotional allowances	(23,040)	(8,240)	3,642	(o)	(27,638)
Net Revenues	124,588	22,388	2,148		149,124
Operating Costs and Expenses
Operating departments	—	12,075	(12,075)	(o)	—
Casino	57,157	—	7,813	(o)	64,970
Food and beverage	8,992	—	5,199	(o)	14,191
Hotel	1,243	—	205	(o)	1,448
Other operations	1,325	21	23	(o)	1,369
Project development, acquisition costs and other	894	12	355	(o)	465
			(796)	(n)
Selling, general and administrative	42,040	5,967	619	(o)	48,446
			(180)	(l)
Depreciation and amortization	7,893	1,854	(115)	(c)	9,632
	119,544	19,929	1,048		140,521
Operating Income	5,044	2,459	1,100		8,603
Other expense, net
Interest expense, net of capitalized interest	(6,715)	(140)	(5,459)	(h)	(12,331)
			(17)	(o)
Other	12	2	14	(j), (o)	28
	(6,703)	(138)	(5,462)		(12,303)
Income (Loss) Before Income Taxes	(1,659)	2,321	(4,362)		(3,700)
Income tax (benefit) expense	(342)	—	348	(m)	6
Net Income (Loss)	$(1,317)	$2,321	$(4,710)		$(3,706)
Basic and diluted loss per share	$(0.07)	n/a	n/a		$(0.20)
Basic and diluted weighted average number of common shares outstanding	18,938	n/a	n/a		18,938

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

FULL HOUSE RESORTS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has preliminarily estimated the fair value and useful lives of the acquired assets and assumed liabilities of Bronco Billy's, and conformed the accounting policies of Bronco Billy's to its own accounting policies.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Bronco Billy's.

2. DESCRIPTION OF ACQUISITION & FINANCING

On May 13, 2016, we completed our acquisition of Bronco Billy's Casino and Hotel in Cripple Creek, Colorado from Pioneer Group, Inc. for approximately $31.1 million, inclusive of an estimated -$1.6 million working capital adjustment and property cash of $2.7 million (the "Acquisition"). The Acquisition was financed primarily through a $35 million increase in our Second Lien Credit Facility and included substantially all of the assets of Pioneer Group, Inc., which included the three licensed operations known as Bronco Billy's Casino, Buffalo Billy's Casino and Billy's Casino.

Concurrent with the Acquisition, we executed an amended and restated First Lien Credit Facility ("Amended and Restated First Lien Credit Facility") with Capital One Bank, N.A., ("Capital One"), which includes a First Term Loan of $45 million and Revolving Loan of $2 million, a maturity date of May 2019, and an interest rate based on the greater of LIBOR or 1.0%, plus a margin rate of 3.75%. The margin rate of 3.75% shall be increased by 50 basis points if the Company does not refinance the Amended and Restated First Lien Credit Facility by May 13, 2017. Additionally, the margin rate shall be increased by 50 basis points if the Company does not raise at least $5 million of gross equity proceeds by May 13, 2017. Concurrent with the Acquisition, we also executed an amended and restated Second Lien Credit Facility ("Amended and Restated Second Lien Credit Facility") with ABC Funding, LLC, which includes a term loan facility increase from $20 million to $55 million; a maturity date of either November 2022 or six months after the maturity of the Amended and Restated First Lien Credit Facility, whichever occurs earlier; and an interest rate between 12.5% and 13.5%, depending on the total leverage of the Company.

As part of the Amended and Restated Second Lien Credit Facility, the Company granted the second lien lenders warrants representing 5% of the outstanding common equity of the Company, as determined on a fully-diluted basis. The warrants include an exercise price of $1.67, have an expiration date of May 13, 2026 and provide the second lien lenders with certain rights as defined, including registration rights and put rights.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

We are required to allocate the purchase price to acquired tangible assets, identifiable intangible assets, and assumed liabilities based on their fair values. Management has not yet finalized its valuation analysis, and therefore the allocation of the purchase price is still preliminary and subject to change.

The following table reflects the preliminary allocation of the purchase price to the acquired tangible assets, identifiable intangible assets, and assumed liabilities, with the excess recorded as goodwill.

As of May 13, 2016
(In thousands, unaudited)

Cash and equivalents	$2,682
Other current assets	256
Property and equipment	16,194
Identifiable intangible assets	9,300
Goodwill	4,649

Total assets	33,081

Current liabilities	2,005
Total liabilities	2,005

Net assets acquired	$31,076

4. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) Reflects excess funds that were deposited at closing. Such amount represents the difference between the $35 million of proceeds from the additional debt financing, as discussed in Note 2, and the remaining costs to acquire Bronco Billy's. The excess funds are also net of $0.6 million of acquisition and financing-related costs paid at closing or thereafter.

(b) Reflects working capital adjustments based on the preliminary purchase price allocation as of the acquisition date, as shown in Note 3, and the application of the acquisition deposit to the purchase price.

(c) Reflects a $2.0 million adjustment to decrease the basis in the acquired property, plant and equipment to an estimated fair value of $16.2 million. The estimated useful lives range from 2 years to 39 years. The estimated reduction of depreciation expense was $115,000 for the year ended December 31, 2015, and $28,000 for the three months ended March 31, 2016.

(d) Reflects the provisional adjustment of intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including gaming licenses and trade names. The gaming licenses and trade names were determined to have estimated values of $7.5 million and $1.8 million, respectively. The estimated fair value of identifiable intangible assets is determined primarily using the "income approach", which requires a forecast of all future cash flows. Both the gaming licenses and trade names are estimated to have indefinite useful lives.

(e) Reflects a $4.6 million provisional adjustment to record estimated goodwill associated with the acquisition, as shown in Note 3.

(f) Reflects the Amended and Restated First and Second Lien Credit Facilities, which closed concurrent with the Acquisition. The Amended and Restated Second Lien Credit Facility was increased by $35 million to fund the Acquisition, as discussed in Note 2. The net increase in debt includes the following:

(In thousands, unaudited)
Issuance of additional term debt proceeds, net of debt issuance costs and discount for warrants	$32,952
Decrease for Pioneer Group's debt not assumed in Acquisition	(3,755)
Pro forma adjustments to debt, net	$29,197

(g) Reflects the adjustment to record the warrant liability, as discussed in Note 2. The change in fair value of the warrants within the statements of operations included herein were not considered.

(h) Reflects the net increase in interest expense due to (i) additional interest on the Amended and Restated First and Second Lien Credit Facilities that were executed to finance the Acquisition, and (ii) the amortization of debt issuance costs and discount.

(In thousands, unaudited)
	Year Ended December 31, 2015	Three months ended March 31, 2016
Elimination of interest expense of Pioneer Group, Inc. debt	$157	$34
Estimated interest expense on new debt*	(4,725)	(1,407)
Amortization of new debt issuance costs and discount	(891)	(222)
Pro forma adjustments to interest expense, net	$(5,459)	$(1,595)

* Includes additional interest related to the $35 million of additional second lien debt using an estimated interest rate of 13.5% for both periods presented. For the first lien debt, we used an estimated interest rate of 4.75% and 5.25% for the periods ended December 31, 2015 and March 31, 2016, respectively.

(i) Reflects the Company's repayment at closing of assumed debt as part of the Acquisition.

(j) Reflects the elimination of items which were not purchased or assumed in the Acquisition.

(k) Reflects the elimination of the historical equity of Pioneer Group, Inc., and $0.8 million of non-recurring transaction and third-party loan modification expenses not reflected in the historical income statements presented herein.

(l) Reflects the elimination of consulting fees which were incurred under the prior ownership and will not continue.

(m) Reflects the adjustment to income tax expense based on the estimated federal rate of 34% and the Colorado state income tax rate of 5%. The tax calculations also include state income tax expense for other states included within the Company's consolidated operations.

(n) Reflects the elimination of non-recurring transaction expenses incurred of $0.8 million for the year ended December 31, 2015, and $0.1 million for the quarter ended March 31, 2016.

(o) Represents reclassification adjustments to conform to Full House Resorts Inc.'s presentation.

(p) Reflects the expensing of non-recurring third-party loan modification expenses.